EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zion Oil and Gas, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2023 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Michael B. Croswell Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

/s/ Michael B. Croswell Jr.
Michael B. Croswell Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)
May 11, 2023